UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2012

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

(877) 433-5638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On September 17, 2012 (the “Closing Date”), Geeknet, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dice Holdings, Inc. (“Dice”) and two of Dice’s subsidiaries, Dice Career Solutions, Inc. and eFinancialCareers Limited (collectively, the “Buyers”) pursuant to which the Buyers purchased the Company’s online media business, including the SourceForge, Slashdot and Freecode websites (the “Purchased Business”) and assumed certain related liabilities.

In accordance with the terms of the Purchase Agreement, the Buyers paid to the Company $20,000,000 in cash, of which $3,000,000 was deposited by the Buyers into an escrow account for a period of twelve (12) months after the Closing Date in order to secure the Company’s indemnification obligations to the Buyers for breaches of the Company’s representations, warranties, covenants and other obligations made under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants.  Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.  The Purchase Agreement also contains covenants requiring the Company not to solicit or hire certain employees of the Buyers or compete with the Purchased Business for a period of three years.  The Company and Dice have also agreed to provide certain transition services to one another following the Closing Date for a period up to six months.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company, Dice or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties and covenants of the Company, on the one hand, and the Buyers, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties and the obligations embodied in those covenants are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and covenants set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were made for the purpose of allocating risk between the Company, on the one hand, and the Buyers, on the other hand. Accordingly, you should read the representations and warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, the Buyers and any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

ITEM 8.01 OTHER EVENTS.

On September 18, 2012, the Company and Dice issued a press release announcing the transaction described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.            Description

2.1                          Asset Purchase Agreement between Geeknet, Inc., Dice Holdings, Inc., Dice Career Solutions, Inc. and eFinancialCareers Limited dated September 17, 2012.

99.1                        Press Release dated September 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Executive Vice President and Chief Financial Officer

                      Date: September 18, 2012